UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2025

Clean Energy Technologies, Inc.

(Exact name of registrant as specified in its charter)

001-41654	20-2675800
(Commission File Number)	(IRS Employer Identification Number)

1340 Reynolds Avenue, Unit 120 Irvine, CA	92614
(Address of Principal Executive Offices)	(Zip Code)

(949) 273-4990

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	CETY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 18, 2025, Clean Energy Technologies, Inc. (the “Company”), entered into a securities purchase agreement (the “SPA”) with Firstfire Global Opportunities Fund, LLC, a Delaware limited liability company (“FirstFire”), pursuant to which the Company sold, and FirstFire purchased, (i) a convertible promissory note in the principal amount of $201,250 (the “Note”), and (ii) 125,000 shares of Company common stock (the “Shares”), for an aggregate purchase price of $175,000 (the “Transaction”).

The Transaction closed on July 21, 2025, and on such date pursuant to the SPA, FirstFire’s legal expenses of $5,500 were paid from the gross purchase price, the Company received net funding of $169,500, and the Note and Shares were issued to FirstFire.

The SPA includes customary representations, warranties and covenants by the Company and customary closing conditions. The SPA requires that the proceeds from the Transaction be used for business development and working capital, but not for repayment of indebtedness owed to officers, directors or employees of the Company or their affiliates, the repayment of any debt issued in corporate finance transactions, any loan to or investment in any other corporation, partnership, enterprise or other person (except in connection with the Company’s currently existing operations), or any loan, credit, or advance to any officers, directors, employees, or affiliates of the Company. The SPA also (i) requires the Company to obtain shareholder approval on or before July 23, 2025, to issue shares of Company common stock to FirstFire in excess of the Exchange Cap (as defined below) pursuant to Nasdaq’s listing rules, and (ii) until such shareholder approval has been obtained, prohibits the issuance of more shares of common stock to the holder than the number of shares of common stock that may be issued to the holder prior to obtaining shareholder approval in accordance with Nasdaq Rule 5635(d) (the “Exchange Cap”).

The Note matures 12 months following the issue date, accrues guaranteed interest of 10% per annum (with the first 12 months of interest guaranteed and earned in full as of issuance of the Note), and is unsecured. The Company is generally required to make monthly payments beginning September 18, 2025 (and on the 18th of each month thereafter) in the amount of $22,137.50 per month. The Note is convertible into shares of the Company’s common stock at the election of the holder at a conversion price equal to 85% of the lowest traded price during the 10 trading days prior to the conversion date; provided, however, that the holder may not convert the Note to the extent that such conversion would result in the holder’s beneficial ownership of the Company’s common stock being in excess of 4.99% of the Company’s issued and outstanding common stock. Additionally, the holder of the Note is entitled to deduct $1,750 from the conversion amount in each note conversion to cover the holder’s fees associated with the conversion.

The foregoing descriptions of the SPA and Note do not purport to be complete and are qualified in their entirety by reference to the full text of those agreements, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided above in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure provided above in Item 1.01 above is incorporated by reference into this Item 3.02. The Note and Shares were sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as there was no general solicitation, and the issuances did not involve a public offering.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated July 18, 2025, entered into between the Company and Firstfire Global Opportunities Fund, LLC *

10.2	Senior Promissory Note, dated July 18, 2025, by the Company to Firstfire Global Opportunities Fund, LLC *

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

CLEAN ENERGY TECHNOLOGIES, INC.

Dated: July 22, 2025	By:	/s/ Kambiz Mahdi
Kambiz Mahdi
Chief Executive Officer